Exhibit 10.1

EMPLOYMENT AGREEMENT

BETWEEN:

MOLD-MASTERS (2007) LIMITED

hereinafter called the "Company"

-and-

Ling An-Held

hereinafter called the "Employee”

WHEREAS the Company and the Employee (hereinafter, the "Parties") had an ongoing employment relationship for their mutual benefit; since the 8th day of January, 1991;
AND WHEREAS the Parties have agreed to enter this Employment Agreement to formalize in writing the terms of employment of the Employee in the position of President, Mold-Masters;
AND WHEREAS the Parties agree that this Employment Agreement shall supersede and replace any and all previous Employment Agreements or Contracts which have been executed within the Mold-Masters group of Companies;
NOW THEREFORE the Parties agree as follows concerning the terms and conditions of their revised employment relationship:

1.RECITALS FORM PART OF AGREEMENT

a.The parties agree that the recital clauses outlined above are true and correct and form a part of this Employment Agreement.

1.APPOINTMENT AND DUTIES

Exhibit 10.1
a.The Company agrees to employ the Employee to perform, and the Employee agrees and undertakes to perform, the duties and responsibilities of President, Mold-Masters, and such other duties and responsibilities as may be requested of the Employee by the Company from time to time.

a.The Employee understands and agrees that the Company may reduce, expand or otherwise modify the Employee's duties and responsibilities, as necessary, during the employment relationship between the Employee and the Company.

a.The Employee agrees and undertakes to use the Employee's best efforts and to devote such attention, energy, skill and time as is necessary to satisfactorily fulfill all of the duties and responsibilities of the President, Mold-Masters and to fulfill all duties and responsibilities assigned to the Employee by the Company from time to time. Accordingly, the Employee further understands and agrees not to accept other employment, including part-time employment, that is in conflict with, or that could reasonably be anticipated to otherwise interfere with, the Employee's ability to fulfill the Employee's duties, obligations and responsibilities to the Company.

a.The Employee acknowledges and agrees that the terms of this Employment Agreement apply to the Employee with respect to Mold-Masters (2007) Limited, and also with respect to its associated, affiliated, related and subsidiary companies (hereinafter collectively referred to, including Mold-Masters (2007) Limited, as the "Mold-Masters Group"). Therefore, the Employee agrees that any direction, instruction, order or request made to the Employee by or on behalf of any company within the Mold-Masters Group shall be deemed hereby to have been made to the Employee by the Company.

a.The Employee undertakes and agrees to abide by all of the Company's rules, practices and procedures set forth in the Company's Employee Handbook, as amended from time to time, a copy of which will be made available to the Employee online. Further, the Employee acknowledges and agrees that it is the Employee's duty to review the same and be familiar therewith.

1.EFFECTIVE DATE

a.The Parties agree that this Employment Agreement shall be effective as of and from January 20, 2020, which date shall be referred to as the "Effective Date" of this Employment Agreement.

1.CONSIDERATION

a.In consideration of the Employee's agreements and undertakings contained in this Employment Agreement, and in consideration of the Employee's promise to comply with all of the duties, obligations and responsibilities set forth in this Employment Agreement, the Company shall employ the Employee and pay to the Employee the salary set out in Article 5 of this Employment Agreement, and shall make available to the Employee the benefits set out in Article 6 of this Employment Agreement, all of which may be amended and modified from time to time as set forth in this Employment Agreement.

Exhibit 10.1

1.COMPENSATION

a.The gross salary payable to the Employee shall be $ Six Hundred Nineteen Thousand and Six Hundred and Thirty-Eight Dollars and No Cents ($619,638.00) (CAD) per annum, payable in equal bi-weekly installment to the Employee by automatic direct deposit, less all applicable statutory withholdings and remittances required by law. The Employee understands and agrees that any change(s) to the Employee's remuneration hereunder, once accepted by the Employee, shall not otherwise affect the application of this Employment Agreement. The Employee is also eligible to participate in short-term and long-term incentive compensation at the discretion of the Company.

a.The Company shall provide the Employee with an annual car allowance of $ Eighteen Thousand Dollars and No Cents ($18,000) (CAD), less all applicable statutory withholdings and remittances required by law, and shall be divided into equal payments paid on the same basis as the Company payroll.

a.The Parties agree that the Employee will receive a performance review annually.

a.The Employee understands and agrees that the Employee's salary is a confidential matter between the Employee and the Company and the Employee covenants that the Employee will not disclose the details of the Employee's remuneration to any other person employed by the Company. Further, the Employee agrees to maintain any information of which the Employee becomes aware regarding the remuneration of any other Employee of the Company, however such information may have been obtained by Employee, in the strictest of confidence and hereby undertakes to neither discuss nor disclose such information with or to any other person for any reason.

a.Expenses: The Parties understand and agree that the Employee may incur expenses in connection with the performance of the Employee's duties under this Employment Agreement. The Company will reimburse the Employee for the Employee's actual expenses reasonably incurred, in accordance with the Company's expense reimbursement procedures and practices in effect from time to time, provided that the Employee delivers to the Company, in a timely fashion, appropriate written accounts and receipts or other verifying documentation in respect thereof.

1.BENEFITS

a.Group Insurance Benefits: The Company shall pay the premiums to allow the Employee to be eligible to participate in the Company's Group Insurance Benefits Program in effect from time to time, subject to the terms and conditions of group insurance contract(s) between the Company and its Insurer(s), including all terms and conditions related to the Employee's eligibility to participate therein. The Parties acknowledge and agree that all benefits will be provided in accordance with the formal plan documents or policies and any issues with respect to entitlement to, or payment of any benefits will be governed by the terms of such documents or policies.

a.The Employee understands and agrees that the Company retains the right to change the insurance carrier for any and all Group Insurance Plans, and to alter the

Exhibit 10.1
terms and conditions of any and all group insurance plans, but will only do so after having provided the employee with advance notice.

a.Vacation: The Employee understands and agrees that the following specific terms and conditions are applicable to the Employee's annual vacation entitlement:

The Employee further understands and agrees that the Company's "vacation year" commences on the first (1st) day of January and ends on the thirty-first (31st) day of December, annually.

The Employee will be entitled to twenty-five (25) days of vacation and, vacation pay for such vacation leave will be calculated by the Company based on ten percent (10%) of the gross wages paid to the Employee from the Effective Date of this Employment Agreement up to and including December 31. In the event this employment agreement is terminated, vacation will be pro-rated based on the effective date of termination. Any portion of this pro-rated vacation which is unused will be paid to the employee on their final pay, as a lump sum. Any portion of this pro-rated vacation which has been used in excess of the pro-rated amount will be deducted from the employee's final pay.

The Employee understands and agrees that the Company reserves the right to schedule vacations when conditions allow, and that all vacation leave must be approved well in advance by the Employee's Direct Manager.

1. TERMINATION

a.The Parties understand and agree that the Employee's employment pursuant to this Employment Agreement, may be terminated in the applicable manner, and in the circumstances, specified below:

a.by the Employee, at any time during the Employee's employment, for any reason, on the provision of at least four (4) weeks' advance written notice to the Company. The Employee understands that the Company may waive such notice, either in whole or in part, and will have the right to terminate the Employee's employment at any time during the applicable notice period.

a.by the Company, at any time, in its sole discretion, without any notice or pay in lieu thereof, for cause. For the purposes of this Employment Agreement, "cause" includes, without limitation, the following:

a.unsatisfactory performance;
b.time theft;
c.dishonesty;
d.insubordination;
e.serious misconduct;
f.a false statement on either the Employee's resume or employment application;
g.any material breach of the provisions of this Employment Agreement by the Employee, as determined in the Company's sole discretion;
h.any willful or reckless violation of an established company rule contained in the Company's Employee Handbook, or, of which the Employee has been otherwise apprised;
i.paying, offering or promising to pay, or authorizing payment to any third party, public or private, in order to secure an improper benefit. Accepting or soliciting such payment. "Payment" includes making bribes or kickbacks, as well as conferring a financial or any other advantage, whether tangible or intangible (e.g. gifts, entertainment, travel expenses, charitable donations, political contributions, hiring an individual or relative, or other

Exhibit 10.1
preferential treatment in reference to the company), and in some jurisdictions may also include so- called "facilitating payments"; or
j.any other act, omission or circumstance recognized by law as cause for termination.

a.subject to Article 7.4 and subject to Article 7.7 by the Company, at any time in its absolute discretion and for any reason other than for cause, upon providing the Employee with:

a.the Employee’s minimum payments and entitlements under the Ontario Employment Standards Act, 2000, as amended, including notice of termination, pay in lieu of notice or any combination of the two, and severance pay if applicable.

a.further, in exchange for the covenants in Article 8 and Article 9, the Company shall provide four (4) additional weeks of notice for each fully completed year of continuous employment, up to a maximum of seventy (70) additional weeks. Notice under the Ontario Employment Standards Act, 2000 as amended, and the four weeks additional notice for each year of completed service may be provided by actual working notice or pay in lieu of notice or any combination of working notice and pay in lieu of notice. Additional notice will be calculated using the current base salary, only, and will not include additional payments made to the employee.

a.Except to the minimum extent required under the Ontario Employment Standards Act, 2000, all payments contemplated under this Article 7 will be calculated on the basis of the Employee's annual base salary as of the date the Employee receives notice of termination. Payments under a bonus plan or any other forms of additional compensation will not be considered part of the annual base salary.

a.During the statutory notice period under the Ontario Employment Standards Act, 2000 as amended, the Company agrees to continue to pay its share of the premiums to continue the Employee's coverage, under Company's Group Insurance Benefits Program.

a.The Employee understands and agrees that the provision of advance written notice or pay in lieu of such notice by the Company to the Employee shall not prevent the Company from alleging cause for the termination.

a.Upon the termination of the Employee's employment pursuant to this Employment Agreement, however caused, the Employee covenants and undertakes to immediately return to the Company in good condition all Company property including, without limitation all: Confidential Information as that term is defined in Article 8 hereof; keys, access cards, security cards and similar items; original Company documents, and all copies thereof, which are in the Employee's care or possession or which are then under the Employee's control, without retaining any part(s) thereof and without making or retaining any copies or duplicates thereof; Company credit cards; Company Intellectual Property as that term is defined in Article 9 hereof; Company equipment; and, files and other material of every nature and kind created or used by the Employee in connection with the Employee's employment under this Employment Agreement.

a.Upon the termination of this Employment Agreement, however caused, the Employee further agrees to provide all reasonable assistance and cooperation to the Company in order to assist the Company to obtain access to, possession and control of, all Company property, in the Employee's possession or under the Employee's control.

Exhibit 10.1

1.CONFLICTS OF INTEREST, NON-SOLICITATION AND CONFIDENTIAL INFORMATION

a.Non-Competition: The Employee covenants that, during the term of this Employment
Agreement and for a period of two (2) years immediately following the termination hereof, however caused, the Employee will not, directly or indirectly engage or participate in any business which is in competition with the Company's business without the prior written consent of the Company.

a.Non-Solicitation: The Employee shall not, without the prior written consent of the Company, during the period of employment, and for a period of two (2) years after the termination of the employment relationship between the Company and the Employee, however caused, either directly or indirectly, individually or in conjunction with any other association, corporation, entity, organization, partnership, person or syndicate, whether as agent, consultant, director, Employee, officer, partner, principal, or shareholder or in any other manner whatsoever:

a.except for the benefit of the Company and during the course of the Employee's employment, at any time, solicit or accept any business from or the patronage of, or render any services to, sell to, or contract or attempt to contract with, any association, corporation, entity, organization, partnership, person or syndicate who is or was a customer, or active prospective customer of the Company within a period of two (2) years prior to the termination of this Employment Agreement, however caused;

a.induce or attempt to persuade any person providing employment, consulting, marketing or other services to the Company to not provide, or to cease to provide, such services to the Company;

a.solicit for employment, employ or otherwise retain Employees of the Company (other than Employees who have ceased to be employed by the other Party prior to the date of the solicitation); or,

a.engage in any act or activity which would interfere with or harm any business relationship the Company may have with any investor, customer, employee, principal or supplier.

a.Confidential Information: The Employee acknowledges and agrees that as the President, Mold-Masters, the Employee will be employed by the Company in a fiduciary capacity which requires that the Employer must be able to rely on the Employee to perform all duties and responsibilities under this Employment Agreement with the utmost of confidentiality, candour and good faith, and with absolute trust in the course of carrying out, performing and fulfilling the Employee's fiduciary duties and responsibilities under this Employment Agreement the Employee will have access to, and will be entrusted with detailed and highly confidential information relating to the Company and other members of the "Mold-Masters Group," all of which shall hereinafter be referred to as "Confidential Information".

a.For purposes of this Employment Agreement, "Confidential Information" shall mean and include all information or material disclosed to or known by the Employee as a consequence of the Employee's employment or engagement by the Company, including without limitation third party information that the Company treats as confidential and any information disclosed to or developed by the Employee or

Exhibit 10.1
embodied in or relating to the Works of the Employee as defined in Article 9 of the Employment Agreement. The Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature, whether or not reduced to writing: all financial information including accounting practices, records, and statements and including all information relating to any financial arrangements made by, or entered into by, any member of the Mold-Masters Group; administrative practices; analyses, business plans and policies and future business plans and policies; business records; business relationships including those with suppliers and others; computer hardware and software; correspondence; creations; customer lists including identities of customers and prospective customers, identities of individual contacts at business entities which are customers or prospective customers, and their respective preferences, businesses or habits; data; designs; developments; drawings and sketches; concepts; specifications; research; "know-how"; product information and reports; business methods; production or merchandising systems or plans; operations; employment and labour relations practices and policies; information regarding employees; formulae; Hot Runner / Injection Tooling for Pre-form Molding Industry systems and controls technology; ideas; information from external and internal sources; inventions, marketing, notes and strategies; pricing and sales information; methods; processes; programs; reports; results; techniques; technology used by the Company; and trade and business secrets. Notwithstanding the foregoing, information publicly known that is generally employed by the trade at or after the time the Employee first learns of such information, other than as a result of the Employee's breach of this Employment Agreement, or generic information or knowledge which the Employee would have learned in the course of similar employment or work elsewhere in the trade, shall not be deemed part of the Confidential Information.

a.The Employee will, both during the Employee's work for the Company and thereafter, hold in confidence and not directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information to any person or entity, or utilize any of the Confidential Information for any purpose, except in the course of the Employee's work for the Company for the Company's sole benefit. Also, the Employee will not remove, reproduce, summarize or copy any Confidential Information except as expressly required by the Company to enable the Employee to perform the Employee's duties, and the Employee will return immediately to the Company all Confidential Information in the Employee's possession or control, including duplicates, when the Employee leaves its employ or whenever the Company may otherwise require that such Confidential Information be returned.

a.The Employee will not knowingly use for the benefit of or disclose to the Company any confidential information of any of the Employee's former employers or of any other third party or otherwise knowingly infringe any proprietary right of any third party. The Employee represents and warrants that no contract or agreement between or among the Employee and any third party will interfere in any manner with the Employee's complete performance of the Employee's duties to the Company or with the Employee's compliance with the terms and conditions hereof.

a.The Employee acknowledges that the provisions set out in this Article 8 of the Employment Agreement are necessary and reasonable to protect the Company's Confidential Information and goodwill, that the Confidential Information is unique, and that the loss or disclosure of the Confidential Information will cause the Company irreparable harm for which it will have no adequate remedy at law. Therefore, the Company shall be entitled to obtain, without posting any bond, and the Employee agrees not to oppose a request for, interim and permanent injunctive relief and other equitable relief to prevent a breach or continued breach of these provisions of the

Exhibit 10.1
Employment Agreement, as well as an accounting of all profits and benefits that arise out of such violation, which rights and remedies shall be cumulative in addition to any other rights or remedies to which the Company may be entitled in law. The Employee acknowledges that these provisions of the Employment Agreement shall be specifically enforceable in accordance with their terms.

a.Notwithstanding any other provision of this Employment Agreement this Article 8 shall survive the termination of this Employment Agreement, however caused.

1.INTELLECTUAL PROPERTY

a.In this Employment Agreement the term "Works" shall mean and include: (i) any inventions, trade secrets, ideas, original works of authorship or any other form of intellectual property that the Employee conceives, develops, discovers or makes in whole or in part during the Employee's employment or engagement by the Company which relate to the Company's business or the Company's actual or demonstrably anticipated research or development, (ii) any inventions, trade secrets, ideas, original works of authorship or any other form of intellectual property that the Employee conceives, develops, discovers or makes in whole or in part during or after the Employee's employment or engagement by the Company which are made through the use of any of the Company's equipment, facilities, supplies, trade secrets or time, or which result from any work the Employee performs for the Company, and (iii) any part or aspect of any of the foregoing. The Employee hereby agrees to disclose to the Company full particulars of the Works, and hereby undertakes and agrees to maintain at all times adequate and current written records pertaining thereto, which records also shall be, and shall remain, the sole and exclusive property of the Company. All Works shall belong exclusively to the Company whether or not fixed in a tangible medium of expression. Without limiting the foregoing, to the maximum extent permitted under applicable law, all Works shall be deemed to be "works made for hire", and the Company shall be deemed to be the author thereof.

a.If and to the extent any Works are determined not to constitute "works made for hire," or if any rights in the Works do not accrue to the Company as a work made for hire, the Employee hereby irrevocably assigns and transfers to the Company, to the maximum extent permitted by law, all right, title and interest in the Works, including but not limited to all copyrights, trademarks, industrial designs, design patents, patents, topographies, mask works, trade secret rights, and other proprietary rights in or relating to the Works. Without limiting the foregoing, the Employee hereby irrevocably assigns and transfers to Company all economic rights to the Works, including without limitation the rights to reproduce, manufacture, use, adapt, modify, publish, distribute, sublicense, publicly perform and communicate, translate, lease, import and otherwise exploit the Works.

a.The Employee shall have no right to exercise any economic rights to the Works. Without limiting the foregoing, the Employee will not have the right to and will not reproduce, adapt, modify, publish, distribute, sublicense, publicly perform or communicate, translate, lease, import or otherwise exploit the Works, except as expressly authorized by the Company.

a.The Employee expressly acknowledges and agrees that the Employee wishes to remain anonymous and not to have the Employee's name or any pseudonym used in connection with the Works.

Exhibit 10.1
a.The Employee hereby waives in whole any moral rights the Employee may have with respect to the Works, including but not limited to the right to the integrity of the Works, the right to be associated with the Works as its author by name or under a pseudonym and the right to remain anonymous.

a.The Employee hereby approves any and all modifications, uses, publications and other exploitation of the Works that the Company or any successor or transferee thereof may elect to make, and the Employee expressly agrees that no such modifications, uses, publications or exploitations will or may cause harm to the Employee's honor or reputation. The Employee agrees that no modification, use or publication of the Works by the Company or any successor or transferee thereof will be deemed to constitute a distortion or mutilation of the Works.

a.The Employee acknowledges and agrees that the Company alone shall have the exclusive right to apply for, prosecute and obtain any and all copyrights, trademarks, industrial designs, design patents, patents, topographies, mask works, and any other registrable proprietary rights in or relating to the Works in any and all jurisdictions of the world. The Employee hereby agrees, both during the term of this Employment Agreement and thereafter, to execute and demand any such applications, transfers, assignments and other documents which the Company may deem necessary or desirable for the purpose of vesting in, or assigning to, the Company all title to the Works, and for the purpose of applying for, prosecuting and obtaining registrations for any and all copyrights, trademarks, industrial designs, design patents, patents, topographies, mask works and any other registrable proprietary rights in or relating to the Works in any and all jurisdictions of the world, as applicable. The Employee further hereby undertakes and agrees to cooperate and assist and to cause its representatives to cooperate and assist in every way possible in the prosecution of any such applications, and the Employee hereby acknowledges that this agreement to cooperate and assist in the prosecution of any such applications shall continue notwithstanding the termination of this Employment Agreement.

a.The Company shall have the unrestricted right to transfer and convey any or all of the Company's rights in or relating to the Works to any person or entity.

a.This Employment Agreement is not intended and shall not be interpreted to assign to or vest in the Company any of the Employee's rights in any inventions developed entirely on the Employee's own time without using the Company's equipment, supplies, facilities, or trade secret information, except for those inventions that either relate at the time of conception or reduction to practice of the invention to the Company's business or the actual or demonstrably anticipated research or development of the Company, or result from any work the Employee performed for the Company.

a.The Employee acknowledges and agrees that, in the event of the Employee's violation of any of the provisions of this Article 9, then, the Company shall be entitled to obtain, without posting any bond and the Employee agrees not to oppose a request for, interim and permanent injunctive relief and other equitable relief to prevent a breach or continued breach of these provisions of the Employment Agreement as well as an accounting of all profits and benefits that arise out of such violation, which rights and remedies shall be cumulative in addition to any other rights or remedies to which the Company may be entitled in law. The Employee acknowledges that these provisions of the Employment Agreement shall be specifically enforceable in accordance with its terms.

Exhibit 10.1
a.The Employee acknowledges, agrees and understands that the provisions of Article 8 and of this Article 9, and the Employee's agreement to same, are of the essence of this Employment Agreement and constitute a material inducement to the Company to enter into this Employment Agreement and that the Company would not have entered into this Employment Agreement, nor provided the additional notice in Article 7.1(c), without such inducement.

a.The Employee agrees that the provisions of Article 8 and this Article 9 shall be construed independently of any other provision of this Employment Agreement, and the existence of any claim or cause of action by the Employee against the Company, whether predicated on this Employment Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the provisions of Article 8 or of this Article 9;

a.Notwithstanding any other provision of this Employment Agreement this Article 9 shall survive the termination of this Employment Agreement, however caused.

1. PRIVACY

a.The Employee understands and consents that the Company may collect use or disclose personal information about the Employee as required for those purposes necessary for the conduct and administration of the employment relationship and pensions and benefits administration ("Employee Personal Information"). Examples of these purposes include, but are not limited to:

•recruitment, promotion, training or career development;
•contact of next of kin in event of emergency; employment administration;
•pensions and benefits administration;
•work planning and management;
•provision of references to potential employers, financial institutions, or educational establishments;
•performance development reviews and other performance assessments, appraisals, etc.; and
•photographs used for identification cards, management reports or associate announcements.

a.The Employee understands and agrees that the Company may disclose the Employee's Personal Information to a third party or administrator, for the purpose of administering the Employee's employment relationship with the Company and consents to such disclosure.

1.NOTICES

All notices pursuant to or in connection with this Employment Agreement shall be given by one of the following methods: delivery by hand; or courier service. Notices shall be deemed received from the date the hand delivery or courier message is delivered to the applicable locations described below. All such notices shall be addressed, as applicable, to a party at its address as shown below:

a.The Company: Mold-Masters (2007) Limited
233 Armstrong Avenue
Georgetown, Ontario L7G 4X5

With a copy to: Hillenbrand Office of General Counsel 1 Batesville Blvd. Batesville, Indiana 47006

Exhibit 10.1
a.The Employee: Ling An-Heid
1072 Truman Ave.
Oakville, ON L6H 1Y6

11.2 The Employee understands and agrees that it is, and shall remain, the Employee's sole responsibility to keep the Company informed and up-to-date with respect to any changes that may from time to time be made to the information set forth in Article 11.1(b) above.

1. SEVERABILITY

a.In the event that any provision or part of this Employment Agreement shall be deemed void or invalid by an authority of competent jurisdiction, then, that provision or part shall be deemed to be severed from the Employment Agreement and the remaining provisions or parts of this Employment Agreement shall remain in full force and effect. Without limiting the foregoing, if any provision of this Employment Agreement shall be determined, under applicable law, to be overly broad in duration, geographical coverage or substantive scope, such provision shall be deemed narrowed to the broadest term permitted by applicable law and shall be enforced as so narrowed.

1. AMENDMENT

a.This Employment Agreement shall not be amended or modified in any manner except by an instrument in writing signed by each of the Parties, or as otherwise contemplated by this Employment Agreement.

1. ENTIRE AGREEMENT

a.This Employment Agreement constitutes the entire agreement between the Parties. Any and all previous Employment Agreements, written or oral, expressed or implied, between the Parties, relating to the Employee's employment are terminated and cancelled.

1. SATISFACTION OF ALL CLAIMS

a.The Employee agrees to accept the notice, pay in lieu of notice and severance pay if applicable, and benefits as stipulated in Article 7.1(c) in full and final settlement of all amounts owing to the Employee by the Company on termination, including any payment in lieu of notice of termination, and any and all entitlement the Employee may have under any applicable statute and any rights which the Employee may have at common law and the Employee hereby waives any claim to any other payments or benefits from the Company. In agreeing to the terms set out in this Employment Agreement, the Employee specifically agrees that upon receipt by the Employee, of the entitlements specified herein, this Article 15 shall constitute a full and final release, by the Employee, of any employment related claims arising out of the termination of the Employee's employment. Further, the Employee agrees to deliver to the Company all appropriate resignations from all offices and positions with the Company, if, as and when requested by the Company upon termination of the Employee's employment.

1. WAIVER

a.No waiver of any right under this Employment Agreement shall be deemed to have occurred unless contained in writing signed by the Party charged with such waiver, and

Exhibit 10.1
no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future right arising under this Employment Agreement.

1. INTERPRETATION OF THE AGREEMENT

a.The Parties acknowledge and agree that the language used in this Employment Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and the Employment Agreement shall be interpreted without regard to any presumption or other rule requiring interpretation of the Employment Agreement more strongly against the Party causing it to be drafted; and,

a.The Parties acknowledge and agree that all headings used in the text of this Employment Agreement are for ease of reference only and the Parties specifically intend and agree that the headings shall not be used for the purposes of interpretation of the Employment Agreement.

1. INDEPENDENT LEGAL ADVICE

a.The Parties acknowledge and agree that they have each had the opportunity to obtain independent legal advice in connection with this Employment Agreement and the execution hereof and each of the Parties further acknowledges and agrees that it has read, understands and agrees with, all of the terms hereof and that it executes this Employment Agreement voluntarily and in good faith.

COMPLIANCE WITH GOVERNING LAWS

a.This Employment Agreement shall be construed in accordance with the laws of the Province of Ontario, and the Federal laws applicable therein, and the parties agree to attorn to the jurisdiction of the Ontario Courts.

1. COUNTERPARTS

a.The Parties agree that this Employment Agreement shall be executed by the Parties on the dates, and at the places specified below, and shall be executed in two (2) counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the Company has caused this Employment Agreement to be executed on its behalf in the Town of Georgetown, Ontario, this 30 day of March 2020.

MOLD-MASTERS (2007) LIMITED
/s/ Brad Rickard
Brad Rickard	/s/ Ling An-Heid
[●]	Name: Ling An-Heid
Witness: Signature, Name and Address	Title: President of Mold-Masters

Exhibit 10.1

IN WITNESS WHEREOF the Employee has executed this Employment Agreement on her own behalf in the Town of Georgetown, Ontario, this 30 day of March 2020.

/s/ Brad Rickard	/s/ Ling An-Heid
Brad Rickard	Ling An-Heid
[●]
Witness: Signature, Name and Address